UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

September 9, 2005

(Date of earliest event reported)

ALASKA AIRLINES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-19978	92-0009235
(Commission File Number)	(IRS Employer Identification No.)

19300 Pacific Highway South, Seattle, Washington	98188
(Address of Principal Executive Offices)	(Zip Code)

(206) 392-5040

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 9, 2005, George D. Bagley, the Executive VP/Operations for Alaska Airlines, Inc. (“Alaska”) announced plans to retire effective January 1, 2006.

Mr. Bagley and Alaska have entered into a Retirement and Non-Compete Agreement (the “Retirement Agreement”) and related Consulting Agreement, each dated September 9, 2005, which provide that Mr. Bagley will provide Alaska with transition services through January 1, 2007. Pursuant to the Retirement Agreement, Mr. Bagley has entered into a general release and re-affirmed his obligations not to compete with Alaska or solicit its employees for one year from the date on which his employment terminates.

Item 9.01.	Financial Statements and Exhibits.

Exhibit 10.1	Retirement and Non-Compete Agreement by and between George D. Bagley and Alaska Airlines, Inc.

Exhibit 99.1	Press Release dated September 13, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALASKA AIRLINES, INC. Registrant

Date: September 14, 2005

/s/ Brandon S. Pedersen
Brandon S. Pedersen Staff Vice President/Finance and Controller

/s/ Bradley D. Tilden
Bradley D. Tilden Executive Vice President/Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit 10.1	Retirement and Non-Compete Agreement by and between George D. Bagley and Alaska Airlines, Inc.

Exhibit 99.1	Press Release dated September 13, 2005.

4